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                                                                  EXHIBIT 10.22

                                                                  EXECUTION COPY

THIS AGREEMENT is made the 9 day of August 2002

BETWEEN:

(1) ANDY LOWN of 43A Charleville Road West Kensington London W14 9JJ ("the Executive")

(2) MTS., INC TRADING AS TOWER RECORDS incorporated in California whose principal place of business is at 2500 Del Monte Street, West Sacramento, California 95691 ("the Company")

1.      BACKGROUND:

(A) The Company employs the Executive as the Senior Vice President and Director of European Operations.

(B) Since on or about May 2001 the Company has been experiencing adverse trading conditions in the UK and having recognised the Executive as a key contributor to the survival and success of the Company's UK and Irish businesses has been in discussions with the Executive since that time about the terms of a proposed retention plan to incentivise the Executive to remain employed with the Company and to co-operate in an orderly transition of the Company's UK and Irish businesses to new ownership or management.

(C)     The Company currently proposes either to:

        (a) sell or franchise all of the Company's UK and Irish business operations to one or more third parties; and/or

        (b) close all of the Company's UK and Irish business operations (excluding www.towerrecords.co.uk); or

        (c)     a combination of (a) and (b) above.

(D) The Company now wishes to record the terms agreed for the retention and incentivisation of the Executive and the Executive agrees to remain employed, assist, advise and co-operate with the Company to achieve the Company's objectives as set out in recital B above on the terms set out in this Agreement.

IT IS AGREED AS FOLLOWS:

2.      DEFINITIONS AND INTERPRETATION

2.1 In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

        "ADVISOR"           Susan-Jane Davies, Hammond Suddards Edge, 7
                            Devonshire Square, Cutlers Gardens, London EC2M 4YH;




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        "AGREEMENT"         this Agreement including the Schedule;

        "BOARD" the board of directors of the Company from time to time and includes any committee of the Board duly appointed by it;

        "BUSINESSES"        the retail sales and marketing of recorded music,
                            books, videos, DVD's and any trade or other commercial activity which is carried on by the Company during the Employment, or which the Company shall have determined during the Employment to carry on with a view to profit in the immediate or foreseeable future after the Employment ends;

        "COMPANY            any improvement, invention or discovery made by the
        INVENTION"          Executive which in accordance with Section 39,
                            Patents Act 1977 is the property of the Company;

        "CONFIDENTIAL       any trade secrets or other information which is
        INFORMATION"        confidential, commercially sensitive and is not in
                            the public domain relating or belonging to the Company including but not limited to information relating to the business methods, corporate plans, management systems, finances, any information concerning a third party or the Company's restructuring proposals in Europe; new business opportunities, research and development projects, marketing or sales of any past, present or future product or service, secret formulae, research and experimental work, processes, inventions, designs, know-how discoveries, technical specifications and other technical information relating to the creation, production or supply of any past, present or future product or service of the Company, lists or details of clients, potential clients or suppliers or the arrangements made with any client or supplier and any information in respect of which the Company owes an obligation of confidentiality to any third party;



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        "DUTIES"            the additional duties of the Executive as set out in
                            clause 6;

        "EMPLOYMENT"        the period of the Executive's employment with the
                            Company;

        "MATERIAL INTEREST" (a)    the holding of any position (whether employed
                                   or engaged) or provision of services as
                                   director, officer, employee, consultant, adviser, partner, principal, agent or volunteer;

                            (b) the direct or indirect control or ownership (whether jointly or alone) of any shares (or any voting rights attached to them) or debentures save for the ownership for investment purposes only of not more than 5 per cent of the issued ordinary shares of any company whose shares are listed on any Recognised Exchange; or

                            (c) the direct or indirect provision of any financial assistance;

        "PAYMENT DATE"      the date or dates (as the case may be) as referred
                            to at clause 3 of this Agreement

        "RETRENCHMENT PLANS"

                                   (a)    the sale or franchise of all the
                                          Company's UK and Irish business
                                          operations to one or more third
                                          parties; and/or

                                   (b)    the closure of all the Company's UK
                                          and Irish business operations
                                          (excluding www.towerrecords.co.uk );
                                          or

                                   (c)    a combination of (a) and (b) above,
                                          provided that MTS, Inc. shall have
                                          completely closed or divested its UK
                                          and Irish


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                                          business operations (except
                                          towerrecords.co.uk)

        "SUCCESS FEE"       a sum equal to:

                                   (i) the aggregate of L25,000 for each
                                   complete year of the Executive's service with the Company; and

                                   (ii) a further sum being the amount specified in sub-clause (i) above pro rated for each complete month worked in any incomplete year worked up to the Payment Date;

                                   (iii) subject to a maximum payment of
                                   L450,000 (subject to deductions); and

        "TERMINATION DATE"  the date on which the Employment terminates.

3.      SUCCESS FEE

3.1     As consideration for:

        (a) the Executive's agreement to abide by the terms of this Agreement; and

        (b) to reward the Executive for his continued employment and commitment to the Company; and

        (c) the Executive's agreement to enter into a compromise agreement on the termination of the Employment in the form set out in the attached schedule 1;

        the Company shall pay the Executive the Success Fee (subject to applicable deductions for tax and national insurance contributions).

3.2 The Success Fee will be paid to the Executive in two lump sums as follows:

                (i) L30,000 (less PAYE deductions) immediately on the signing of this Agreement in consideration for the Executive's consent herein to the variation of his terms and conditions of employment as contained in clauses 6



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                to 10 inclusive of this Agreement and further for the
                Executive's agreement to commit to achieving any one of the events listed in clause 2.1 above as being the Retrenchment Plans; and

        (ii) the balance immediately on the happening of the first of the following events, provided always that the Executive has, prior to or concurrent with the payment of the balance of the Success Fee, signed, dated and delivered to the Company a comprise agreement in the form set out in the attached schedule 1:

                (A)     the completion of any one of the events listed in clause
                        2.1 above as being the Retrenchment Plans; or

                (B) the Company or, if sooner, its UK and Irish Branch business ceases trading for whatever reason; or

                (C) the termination of the Executive's employment (save where such termination is for cause)

3.3 The Success Fee will not be paid to the Executive if at any time up to the Payment Date one of the following conditions apply:

        (a) the Executive gives notice to terminate his Employment other than for cause;

        (b) the Executive breaches any material term of this Agreement or any material term and condition of his employment and fails to remedy the same (if capable of remedy) within a reasonable time after having been notified of such breach by the Employer in writing.

3.4 Where the Success Fee or any part of it is not paid to the Executive at the time it is due it shall earn interest at the rate of 2% per annum above the base lending rate of Barclays Bank plc from time to time.

4.      TAX

4.1 The Company agrees that it will within a reasonable period of time after the date of this Agreement write to the District Inspector of Taxes, HM Land Revenue (and thereafter supplying all such information as the District Inspector may require) seeking a clearance for such proportion of the Success Fee as can be attributed to compensation for loss of employment as referred to in clause 3.1 (c) and the Schedule to this Agreement.

4.2     The Executive agrees to keep the Company indemnified against any


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        PAYE payable by the Executive in respect of the Success Fee in excess of any PAYE deduction made by the Company at source. The Company agrees to remit any PAYE deducted at source forthwith to the UK Inland Revenue and to keep the Executive fully indemnified against any demand for PAYE deducted by the Company and not so remitted

4.3 The Executive further agrees to indemnify and keep the Company indemnified against any liability to primary Class I National Insurance contributions in respect of the Success Fee in excess of any deduction made by the Company at source in respect of such liabilities.

5.      COSTS

5.1 The Company will pay the Executive's reasonable legal costs up to a maximum of $15000 (US dollars) (or the sterling equivalent at the exchange rate prevailing at the Payment Date) plus the equivalent of VAT incurred in respect of the advice received by the Executive as to the terms of this Agreement.

5.2 Payment of the Executive's legal costs will be made direct to the Advisor within 30 days after receipt by Michael Solomon of the Company at fax number (001) 916 373 3012 of copies of invoices from the Executive's solicitors addressed to the Executive but marked payable by the Company and accompanied by activity breakdowns supporting each invoice. Copies of the invoices and activity breakdowns shall also be sent by the Executive's Solicitors to Claire White at Osborne Clarke.

6.      DUTIES OF THE EXECUTIVE

6.1 During the Employment the Executive shall carry out such duties as may attach to the Executive's office or be assigned to or vested in the Executive by the Board from time to time (commensurate with his position) and exercise the powers consistent with such duties.

6.2     At all times during the Employment the Executive shall:

        (a) unless prevented by ill health and except during holidays, devote the whole of the Executive's working time and attention to the Employment;

        (b)     perform the Duties faithfully and diligently;

        (c) obey all lawful and reasonable directions of the Board, observe such restrictions or limitations as may from time to time be imposed by the Board upon the Executive's performance of the Duties and implement and abide by any relevant Company policy which may be promulgated or operated in practice from time to time;



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        (d)     use best endeavours to promote the interests of the Company and shall not do or willingly permit to be done anything which is harmful to those interests; and

        (e) keep the Board fully informed (in writing if so requested) of the Executive's conduct of the business or affairs of the Company and provide such explanations as the Board may require.

6.3 The Executive will use his best endeavours to facilitate the Company's Retrenchment Plans.

7.      INDEMNITY

7.1 The Company shall at its own cost forthwith upon signing this Agreement procure that the Executive shall be covered under a comprehensive directors and officers' indemnity policy in respect of the Employment and shall supply the Executive with the broker's or insurer's summary of cover and evidence of payment by the Company of the premium.

7.2 The Company agrees to indemnify the Executive to the extent permitted by law against any loss that the Executive sustains as a result of any act or omission on its behalf.

8.      OBLIGATIONS DURING EMPLOYMENT

8.1     INVENTIONS

        (a) The Executive shall promptly disclose to the Company full details including, without limitation, any and all computer programs, photographs, plans, records, drawings and models, of any know-how, technique, process, improvement, invention or discovery (whether patentable or not) which the Executive (whether alone or with any other person) makes, conceives, creates, develops, writes, devises or acquires at any time during the Employment and which relates or which could relate, directly or indirectly, to the Businesses.

        (b) If the know-how, technique, process, improvement, invention or discovery is a Company Invention, the Executive shall (to the extent that it does not automatically vest in the Company by operation of law) hold it in trust for the Company and, at the request and expense of the Company, do all things necessary or desirable (including entering into any agreement that the Company reasonably requires) to enable the Company or its nominee to obtain for itself the full benefit of and to secure patent or other appropriate forms of protection for the Company Invention throughout the world.

        (c)     If the know-how, technique , process, improvement, invention



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                or discovery is not a Company Invention, the Company shall treat all information disclosed to it by the Executive as confidential property of the Executive.

        (d) The patenting and exploitation of any Company Invention shall be at the sole discretion of the Company.

8.2     COPYRIGHT, ETC.

        (a) The Executive shall promptly disclose to the Company all works including, without limitation, all copyright works or designs originated, conceived, developed, written or made by the Executive alone or with others during the Employment which relate, or could relate, to the Businesses and shall (to the extent that they do not automatically vest in the Company by operation of law) hold them in trust for the Company until such rights have been fully and absolutely vested in the Company.

        (b) The Executive assigns to the Company by way of present and future assignment (to the extent not already vested in the Company by operation of law) all copyright, design rights and other proprietary rights (if any) for their full terms throughout the world in respect of all copyright works and designs originated, conceived, written, developed or made by the Executive alone or with others during the Employment which relate, or could relate, to the Businesses.

        (c) The Executive irrevocably and unconditionally waives in favour of the Company any and all moral rights conferred on the Executive by Chapter IV, Part I, Copyright Designs and Patents Act 1988 and any other moral rights provided for under the laws now or in future in force in any part of the world for any work the rights in which are vested in the Company whether by sub-clause (b) or otherwise.

        (d) The Executive shall, at the request and expense of the Company, do all things reasonably necessary or desirable (including entering into any agreement that the Company reasonably requires to vest the rights referred to in this clause in the Company) to substantiate the rights of the Company under sub-clauses (b) and
                (c).


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8.3     The Executive irrevocably appoints the Company as his attorney in his name and on his behalf to execute documents, to use his name and to do all things which may be necessary or desirable for the Company to obtain for itself or its nominee the full benefit of the provisions of sub clause 8.1(b) and 8.2(b) and a certificate in writing signed by any director or the Company Secretary that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case so far as any third party is concerned.

8.4     CONFLICT OF INTEREST

        (a) During the Employment, the Executive shall not (save as required by law):

                (i) directly or indirectly disclose to any person or use other than for any legitimate purposes of the Company any Confidential Information;

                (ii) without the Board's prior written permission hold any Material Interest in any person which:

                        (A) is wholly or partly in competition with any of the Businesses;

                        (B) impairs or might reasonably be thought by the Company to impair the Executive's ability to act at all times in the best interests of the Company; or

                        (C) requires or might reasonably be thought by the Company to require the Executive to disclose or make use of any Confidential Information in order properly to discharge the Duties to or to further the Executive's interest in that person;

                (iii) at any time (whether during or outside normal working hours) take any preparatory steps to become engaged or interested in any capacity whatsoever in any business or venture which is in or is intended to enter into competition with any of the Businesses;

                (iv) at any time make any untrue or misleading statement in relation to the Company;

                (v) carry out any public or private work other than the Duties (whether for profit or otherwise and whether during or outside normal working hours) except with the prior written permission of the Board; or

                (vi) directly or indirectly receive or obtain in respect of any



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                        goods or services sold or purchased or other business
                        transacted (whether or not by the Executive) by or on behalf of the Company any discount, rebate, commission or other inducement (whether in cash or in kind) which is not authorised by any Company rules or guidelines from time to time and if the Executive or any person in which the Executive holds any Material Interest shall obtain any such discount, rebate, commission or inducement, the Executive shall immediately account to the Company for the amount so received.

        (b) The Executive shall, at any time during the Employment or following its termination, at the request of the Company return to the Company

                (i) any documents, drawings, designs, computer files or software, visual or audio tapes or other materials containing information (including, without limitation, Confidential Information) relating to the Company's business created by, in the possession of or under the control of the Executive; and

                (ii) any other property of the Company or in his possession or under his control.

        (c) The Executive shall not make or keep or permit any person to make or keep on his behalf any copies or extracts of the items referred to in sub-clause (b) (i) in any medium or form. The Executive will, immediately, at the Company's request forward to or deliver up to the Company any information belonging to the Company from any computer and/or word processing system in his possession or under his control and, thereafter, confirm in writing that he has irrevocably removed all such property from his possession and control

9.      POST TERMINATION CO-OPERATION

        9.1 For a reasonable period following the termination of the Employment (not expected to be more than 3 months):

        (a) at the request of the Company, the Executive shall assist it in any threatened or actual litigation concerning the Company where the Executive is in the possession or knowledge of any facts or matters which the Company reasonably considers relevant to such litigation. Such assistance includes but is not limited to giving statements, meeting with legal or other professional advisers, attending any legal hearing and giving evidence; and


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        (b)     at the reasonable request of the Company, the Executive shall fully co-operate with the Company to assure a smooth transition of his responsibilities and projects to senior management of the Company and/or its designated representatives, any and all knowledge and/or information which the Executive has acquired during and/or as a result of his employment with the Company.

9.2 The Company shall pay the Executive an hourly consultancy fee of not less than the Executive's equivalent gross salary (which, for the avoidance of doubt excludes any bonus or retention payment) on the Termination Date prorated together with his costs and expenses incurred in giving his reasonable assistance pursuant to this clause 9.

10.     POST TERMINATION RESTRICTIONS

10.1 For the period of 12 months after the Termination Date, the Executive shall not directly or indirectly, whether on the Executive's own behalf or on behalf of another person solicit or entice away from the Company any person who is and was at the Termination Date or during the period of 12 months preceding the Termination Date, employed or engaged by the Company in any of the Businesses in a senior managerial, technical, supervisory, sales or marketing capacity and was a person with whom the Executive dealt in the course of the Duties and who by reason of such employment or engagement is likely to have knowledge of any trade secrets or Confidential Information of the Company.

10.2    At any time after the Termination Date, the Executive shall not:

        (a) hold himself out (nor shall he permit another person to hold the Executive out) as being in any way currently connected with or interested in the Company (this will not prevent him from stating his length of service and job title or prior employment with the Company); or

        (b)     disclose to any person, or make use of any Confidential
                Information.

10.3 Each undertaking contained in clause 10 shall be separately construed as a separate and independent undertaking and whilst the restrictions in clause 10 are considered by the parties to be reasonable in all the circumstances the parties agree that if any one or more of such restrictions shall either taken by itself or themselves together be adjudged to be invalid, unlawful or unenforceable or go beyond what is reasonable in all the circumstances for the protection of the Company's legitimate interests but would be adjudged valid, lawful, enforceable or reasonable if any particular restriction or restrictions were deleted, restricted or limited in any particular manner (including without limitation any reduction in their duration) then the said restrictions



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        shall apply with such deletions, restrictions or limitations as the case may be.

10.4 The undertakings contained in clause 10 are entered into by the parties after having been separately legally advised.

11.     CONFIDENTIALITY

        It is a condition of this Agreement that its terms shall remain confidential to the parties, the Executive's spouse (but only on terms securing continuing confidentiality) and their legal successors and their respective professional advisers. Except as agreed in this Agreement or otherwise required by law, no statement or comment shall be made by the parties or their respective employees or agents to any third party in relation to the terms or existence of this Agreement.

12.     CONFIDENTIAL INFORMATION

        The Executive shall not at any time disclose to any person, or use for the Executive's own purposes, or through lack of diligence cause the unauthorised disclosure of any Confidential Information although this restriction shall not apply to any Confidential Information coming into the public domain other than as a result of any breach by the Executive of this obligation.

13.     WARRANTY

        The Executive warrants that as at the date he signs this Agreement he does not have and is not aware of his having any claim whatsoever against the Company or any Group Company whether arising from his employment or otherwise.

14.     BREACH OF THE TERMS OF THIS AGREEMENT

        The Executive acknowledges that any breaches of this Agreement will entitle the Company to repayment of the Success Fee as well as any other relief as may be just or appropriate.

15.     ENTIRE AGREEMENT AND CONFLICTS

15.1 This Agreement sets out the entire agreement and understanding between the parties and supersedes all prior agreements, understanding or arrangements (whether oral or written) in respect of the subject matter of this Agreement.

15.2 The Executive acknowledges that he has entered into this Agreement in reliance only on the representations, warranties and promises specifically contained or incorporated in this Agreement and, save as expressly set out in this Agreement, neither the Company, any Group Company or any of its or their employees, officers or agents shall have any liability in respect of any other representation, warranty or promise



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        made prior to the date of this Agreement unless it was made fraudulently.

16.     JURISDICTION

        This Agreement shall be governed by and construed in all respects in accordance with the laws of England and Wales and each of the parties to this Agreement irrevocably submits to the non exclusive jurisdiction of the English courts.

        In witness this Deed has been executed on the date appearing at the head of page 1.


EXECUTED as a DEED by              )
Andy Lown                          )
in the presence of:                )


Signature of witness: /s/ WG WALLACE

Name: WG WALLACE

ADDRESS:  2A DENMARK TERRACE, FORTIS GREEN,
          LONDON UK N29HG


EXECUTED as a Deed (but not        )
delivered until the date           )
appearing at the head of           )
page 1) by MTS, Inc

Acting by: Michael T. Solomon      )


                                   Director

                                   Director/Secretary



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                                   SCHEDULE 1

                              COMPROMISE AGREEMENT






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                                                              WITHOUT PREJUDICE



This Agreement is made the 9 day of August 2002

BETWEEN:

(1) ANDY LOWN of 43A Chadeville Road, West Kensington, London W14 9JJ ("the Executive")

(2) MTS Inc trading as Tower Records incorporated in California whose principal place of business is at 2500 Del Monte Street, West Sacramento, California 95961 ("THE COMPANY")

BACKGROUND:

(A) The Executive was employed by the Company as Senior Vice President and Director of European Operations.

(B) The Executive asserts various claims against the Company arising out of the termination of his employment including unfair dismissal contrary to section 94 of the Employment Rights Act 1996 and breach of contract.

(C) The parties have agreed terms of settlement of such claims as set out in this Agreement.

IT IS AGREED as follows:

1.      DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, unless the context otherwise requires, the following words have the following meanings:

        "ADVISOR"           the legal adviser referred to in clause 14.1;

        "CONFIDENTIAL       any trade secrets or other information which is
        INFORMATION"        confidential, commercially sensitive and is not in
                            the public domain relating or belonging to the Company including but not limited to information relating to the business methods, corporate plans, management systems, finances, any information concerning a third party or the Company's restructuring proposals in Europe; new business opportunities, research and development projects, marketing or sales of any past, present or future product or service, secret formulae, research and experimental work, processes, inventions, designs, know-how discoveries, technical


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

                                                              WITHOUT PREJUDICE


                            specifications and other technical information relating to the creation, production or supply of any past, present or future product or service of the Company, lists or details of clients, potential clients or suppliers or the arrangements made with any client or supplier and any information in respect of which the Company owes an obligation of confidentiality to any third party;

        "GROUP COMPANY"     the Company and any holding company, subsidiary or
                            subsidiary of a holding company of the Company, the terms "holding company" and "subsidiary" having the meanings given to them in Section 736 Companies Act
                            1985;

        "RETENTION          The Retention Agreement made between the Executive
        AGREEMENT"          and the Company on or about 24 July 2002;




        "RETAINED PROPERTY" all property belonging to the Company which it is agreed in writing by the Company that the Executive may retain as his absolute property as from the Termination Date


        "TERMINATION        -;  and
        DATE"

        "TERMINATION        the payment referred to in clause 6.
        PAYMENT"

1.2     In this agreement, unless the context otherwise requires:

        (a) words in the singular include the plural and vice versa and words in one gender include any other gender;

        (b)     a reference to a statute or statutory provision includes:

                (i) any subordinate legislation (as defined in Section 21(1), Interpretation Act 1978) made under it;

                (ii) any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it.

        (c)     a reference to:

                (i) a "PERSON" includes any individual, firm, body corporate, association or partnership, government or state (whether or not having a separate legal personality);


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                                                              WITHOUT PREJUDICE


                (ii) "CLAUSES" and "SCHEDULES" is to clauses of and schedules to this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear;

                (iii) "INDEMNIFY" and "INDEMNIFYING" any person against any circumstance include indemnifying and keeping him harmless from all actions, claims and proceedings from time to time made against him and all loss or damage and all payments, costs or expenses made or incurred by that person as a consequence of or which would not have arisen but for that circumstance.

        (d) headings are for convenience only and shall not affect the interpretation of this Agreement.

2       TERMINATION OF EMPLOYMENT

2.1 The Executive's employment with the Company will end on the Termination Date. Up to and including the Termination Date, the Executive shall remain employed by the Company on his existing terms and conditions of employment which shall remain in full force and effect except as varied by this Agreement.

2.2 It is agreed that the Executive shall be paid all his remaining accrued but untaken annual leave entitlement for the period up to the Termination Date and that no accrued holiday will be forfeit for failure to take it prior to the Termination Date

3.      PAY UP TO AND INCLUDING THE TERMINATION DATE

3.1 The Company will pay to the Executive on or before the Termination Date his normal salary accrued to the Termination Date and all accrued but untaken holiday entitlement subject to the deduction by the Company of income tax in accordance with the Executive's PAYE tax coding and primary class 1 National Insurance contributions.

3.2 The Company will continue to provide to the Executive up to the Termination Date all benefits to which the Executive is entitled under the Executive's contract of employment with the Company subject to the rules of the schemes or plans.

4.      SETTLEMENT OF CLAIMS

4.1 The terms set out in this Agreement have been agreed between the Executive and the Company in full and final settlement of the claims the Executive has alleged or may have against the Company, any Group Company or any of its or their officers, employees or agents in respect of the Executive's complaint of unfair dismissal contrary to section 94



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        of the Employment Rights Act 1996 and any and all breaches of contract.

4.2 It is the further intention of the parties that the terms of this Agreement shall be in full and final settlement of any other claims the Executive has or may have against the Company, any Group Company or any of its or their officers, employees or agents arising directly or indirectly from the Executive's employment by the Company, and/or the termination of such employment. Such claims may include (but are not limited to) any claims the Executive may have at common law or under United Kingdom or English and Welsh or applicable European Community legislation in respect of

        (a) unlawful deduction from wages under Part II of the Employment Rights Act 1996;

        (b)     a redundancy payment (statutory or otherwise);

        (c)     sex, race or disability discrimination;

        (d)     equal pay;

        (e)     harassment under Section 3 Protection from Harassment Act 1997;

        (f)     breach of the Working Time Regulations 1998;

        (g) breach of the Executive's rights in respect of accompaniment at disciplinary or grievance hearings under s.10 - 12 Employment Relations Act 1996;

        (h) any claim in respect of the infringement of the statutory employment rights set out in the Trade Union and Labour Relations (Consolidation) Act 1992;

        (i) any claim for breach of a right to time off under Reg 27 Transnational Information and Consultation Regulations 1999;

        (j)     breach of The Maternity and Parental Leave etc. Regulations
                1999;

        but expressly excluding any latent personal injury claim.

5.      EXPENSES

        The Company will pay to the Executive on or before the Termination Date, reimbursement of expenses incurred by the Executive in the performance of the Executive's duties on or before the Termination Date provided that such expenses have been incurred and reclaimed in accordance with the Company's expenses policy.


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6.      TERMINATION PAYMENT

6.1 The Company shall pay to the Executive the whole or any balance remaining payable together with accrued interest (if any) of the Success Fee as defined in the Retention Agreement as compensation for loss of employment, such payment to be made on the Termination Date.

6.2 The Termination Payment shall include payment in lieu of the Executive's entitlement to 12 week's notice.

7.      Tax

7.1 The Termination Payment will be paid subject to the deduction by the Company of

        (a) income tax in accordance with the Executive's PAYE tax coding on the excess over the first L30,000 (subject to Inland Revenue clearance); and

        (b) to the extent applicable, primary class I National Insurance contributions.

7.2

        (a) The Company agrees to remit any PAYE deducted at source forthwith to the UK Inland Revenue and to keep the Executive fully indemnified against any demand for PAYE deducted by the Company and not so remitted

        (b) The Company makes no warranty as to the taxable status of the Termination Payment and, accordingly, the Executive agrees to indemnify and keep the Company indemnified against any PAYE liability in respect of the payment of the Termination Payment in excess of any deduction made by the Company at source in respect of such liability.

        (c) The Executive further agrees to indemnify and keep the Company indemnified against any liability to primary Class I national insurance contributions in respect of the Termination Payment in excess of any deduction made by the Company at source in respect of such liabilities.

8.      EXECUTIVE'S WARRANTIES

8.1     The Executive, having taken independent legal advice, warrants that:

        (a) except for any claim expressly set out or referred to in sub clause 4.1 of this Agreement he has no claims whatsoever against the Company, any Group Company or any of its officers, employees or agents arising directly or indirectly from the


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                Executive's employment by the Company and/or the termination of the employment.

        (b) the Executive has not (nor has anyone on his behalf) directly or indirectly disclosed or divulged to any journalist, the press or the media generally or otherwise attempted to make public, the terms of this Agreement or the circumstances of his employment with the Company or its termination;

        (c) the Executive has not knowingly withheld nor failed to disclose any material fact concerning the performance of his duties with the Company which would have entitled the Company to dismiss him summarily.

8.2 The Executive undertakes to repay to the Company the Termination Payment immediately upon demand in the event that the Executive commences any action, claim or proceedings in the Employment Tribunal or any other court against the Company, any Group Company or any of its or their officers, employees or agents in respect of any of the matters which are the subject of the Executive's warranty under clause 8.1 or are settled under the terms of clause 4.2 of this Agreement or if the Executive is in breach of his obligations under clauses 9, 10, 11, or 12 of this Agreement. The Executive agrees that in such circumstances, the Termination Payment will be recoverable as a debt.

9.      CONFIDENTIALITY

        It is a condition of this Agreement that its terms shall remain confidential to the parties and their legal and professional advisers. Except as agreed in this Agreement or otherwise required by law, no statement or comment shall be made by the parties or their respective employees or agents to any third party in relation to the terms or existence of this Agreement, the claims of the Executive settled by its terms or the circumstances of the termination of the Executive's employment.

10.     CONFIDENTIAL INFORMATION

        The Executive shall not at any time disclose to any person, or use for the Executive's own purposes or for the purposes of any third party, or through lack of diligence cause the unauthorised disclosure of any Confidential Information, although this restriction shall not apply to any Confidential Information which the Executive may be required to disclose to a Court of competent jurisdiction or to a professional body or because of professional regulations or which comes into the public domain other than as a result of any breach by the Executive of this obligation.


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11.     COMPANY PROPERTY

11.1 The Executive warrants that, except for the Retained Property and any item of Company property which the Executive is expressly permitted to retain pursuant to this Agreement, all property belonging to the Company or any Group Company which is in the possession or control of the Executive has been returned to the Company in good working order.

11.2 The Executive further warrants that all information the Executive had in his possession or under his control relating to the Company, any Group Company or any of its or their clients or prospective clients by whom and in whatever format recorded (whether electronically, on paper, on audio or audio visual tape or otherwise) has been returned to the Company or otherwise destroyed.

11.3 The Executive warrants that the Executive has not retained any copies of the information referred to in clause 11.2, given any copies of the same to any person or retained the ability to access the information.

12.     RESTRICTIONS AND POST TERMINATION CO-OPERATION

12.1 The Executive acknowledges and confirms that he continues to be bound by the Restrictions contained in clauses 9 and 10 of the Retention Agreement.

12.2 The Executive acknowledges and confirms that he remains bound by the terms included at clause 12 of the Retention Agreement.

13.     Reference

13.1 The Company will following the signing of this Agreement supply the Executive with a written reference in a form to be agreed between Andy Lown and Mike Solomon and on reasonable request made by any third party thereafter provide a fair and objective reference for the Executive. Any request for a reference should be passed to Michael Solomon.

14.     LEGAL ADVICE

14.1    The Executive confirms:

        (a) that he has received independent legal advice from Susan-Jane Davies, a qualified lawyer in the firm of Hammond Suddards Edge, (solicitors) of 7 Devonshire Square, Cutlers Gardens, London EC2M 4YH as to the terms and effect of this Agreement including in particular, its effect on his ability to pursue any claim before an Employment Tribunal;

        (b) that the Advisor has advised him that there was in force when the Advisor gave the advice referred to in sub-clause (a) a contract or policy of insurance or indemnity covering the risk of


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                a claim by the Executive in respect of loss arising in
                consequence of the advice; and

        (c) that the Advisor will complete and provide to the Company within 7 days of the date of this Agreement a letter in the form set out in Schedule I.

14.2 It is agreed that the conditions regulating compromise agreements under sections 203(3) Employment Rights Act 1996, 77(4A) Sex Discrimination Act 1975, 72(4A) Race Relations Act 1976 288(2B) Trade Union and Labour Relations (Consolidation) Act 1992 Regulation 35 Working Time Regulations 1998, s.9(3) Disability Discrimination Act 1995 and Regulation 9 of the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000 are satisfied.

15.     THIRD PARTIES

15.1 No term of this Agreement is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to it.

16.     VARIATION

16.1 No purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of the parties.

17.     ENTIRE AGREEMENT AND CONFLICTS

        (a) This Agreement and the documents referred to herein sets out the entire agreement and understanding between the parties and supersedes all prior agreements, understanding or arrangements (whether oral or written) in respect of the subject matter of this Agreement.

        (b) The Executive acknowledges that he has entered into this Agreement in reliance only on the representations, warranties and promises specifically contained or incorporated in this Agreement and, save as expressly set out in this Agreement, none of the Company, any Group Company or any of its or their employees, officers or agents shall have any liability in respect of any other representation, warranty or promise made prior to the date of this Agreement unless it was made fraudulently.

18.     JURISDICTION

        This Agreement shall be governed by and construed in all respects in accordance with the laws of England and Wales and each of the parties to this Agreement irrevocably submits to the non exclusive jurisdiction of the English courts.



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THIS AGREEMENT has been signed on the date appearing at the head of page 1.


Signed by                                  )
ANDY LOWN                                  )


in the presence of:                        )


Signature of witness:

Name:

Address:


Signed by duly authorised signatory        )
for and on behalf of                       )
MTS., INC TRADING as TOWER RECORDS         )



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                                   SCHEDULE I

         TO BE TYPED ON THE HEADED PAPER OF THE EXECUTIVE'S SOLICITORS


MTS., Inc trading as Tower Records
2500 Del Monte Street
West Sacramento
California 95691


Dear Sirs

ANDY LOWN ("EXECUTIVE")

I, Susan-Jane Davies, a Solicitor in Hammond Suddards Edge of 7 Devonshire Square, Cutlers Gardens, London. EC2M 4YH confirm that I have given independent legal advice to Andy Lown of 43A Charleville Road, West Kensington, London W14 9JJ as to the terms and effect of the attached agreement of [date] and in particular its effect on his ability to pursue his rights before an Employment Tribunal.

I confirm that I am a solicitor in the Supreme Court holding a current practising certificate and that I am independent of your company for whom I have never acted and have no current expectation of activity. I further confirm that, at the time I gave the advice referred to above, there was in force a an indemnity covering the risk of a claim by the Executive in respect of any loss arising in consequence of that advice.


Yours faithfully


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